Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 333-120984, 333-89347, 333-85219, 333-85061, 333-42532, 333-72282, 333-90628, 333-102645, 333-105444, 333-109293, 333-74223 and 333-01223) and Form S-8 (File No.’s 333-45253, 333-64525, 333-46589, 333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184, 333-64188, 333-109947, 333-116620 and 333-116792) of Lucent Technologies Inc. of our report dated December 14, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareowners, which is incorporated by reference in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
December 14, 2005